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                                                                   EXHIBIT 11(a)

                              CONSENT OF COUNSEL

                           TAX-FREE INVESTMENTS CO.
                           ------------------------



          We hereby consent to the use of our name and to the reference to our firm under the caption "General Information - Legal Matters" in the Prospectus for the Private Investment Class of the Cash Reserve Portfolio and under the caption General Information About the Company - Legal Counsel in the Statement of Additional Information for the Institutional Cash Reserve Shares, which is included in Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (No. 2-58286) and Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (No. 811-2731) on Form N-1A of the Tax-Free Investments Co.



                                       /s/ Ballard Spahr Andrews & Ingersoll
                                       -------------------------------------


Philadelphia, Pennsylvania
July 18, 1997